EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-221562, 333-170717, 333-160994, 333-153151, 333-142202, 333-142199, 333-127223, 333-49392, 333-47665, and 333-47194) of AllianceBernstein Holding L.P. of our report dated February 14, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
February 14, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-47192) of AllianceBernstein L.P. of our report dated February 14, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
February 14, 2025